EXHIBIT 99.1

SACRAMENTO, CA - DECEMBER 21, 2000

AMERICAN RIVER HOLDINGS ANNOUNCES 4% INCREASE IN CASH DIVIDEND


Sacramento, CA - December 21, 2000 - In accordance with their Shareholder Value Plan established in 1992, the Board of Directors of American River Holdings (Nasdaq: AMRB) just declared a cash dividend of $0.130 (thirteen cents) per common share, representing a 4% increase from the last dividend declared in June.

Since 1996 it has been the Company's practice to increase their semi-annual cash dividends. Semi-annual cash dividends have been declared since 1992.

This 13-cent per share cash dividend will be payable to shareholders of record on January 17, 2001 and distributed on January 31, 2001.

American River Holdings is the parent company of American River Bank, a business bank in Sacramento with four offices, North Coast Bank, a business bank in Sonoma County with three offices, and first source capital, a business equipment lease financing company.

On November 30, 2000, total assets of the Company were $273 million.

Related web sites: www.amrb.com, www.americanriverbank.net, www.northcoastbank.com, www.firstsourcecapital.com


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         THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS ABOUT AMERICAN
RIVER HOLDINGS' AND SUBSIDIARIES' FINANCIAL CONDITION, RESULTS OF OPERATIONS, PLANS, OBJECTIVES AND FUTURE PERFORMANCE. A NUMBER OF FACTORS, ANY OF WHICH ARE BEYOND THE CONTROL OF AMERICAN RIVER HOLDINGS OR ITS SUBSIDIARIES, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS.
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